EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of July 1, 1996, between UNIVERSITY ONLINE, INC., a corporation organized and existing under the laws of the State of Delaware ("UOL") and CARL N. TYSON ("Tyson").

         WHEREAS, UOL desires to employ Tyson and Tyson desires to accept such employment on the terms and conditions hereinafter set forth; and

         WHEREAS, the parties hereby acknowledge that the goodwill, continued patronage, names, addresses and specific business requirements of UOL's clients and customers, and the designs, procedures, systems, strategies, business methods and know-how of UOL, having been acquired through UOL's efforts and the expenditure of considerable time and money, are among the principal assets of UOL; and

         WHEREAS, the parties hereby acknowledge that as a result of the position(s) in which Tyson is and will be employed, Tyson has developed and will continue to develop special skills and knowledge peculiar to UOL's business, whereby he has become and will continue to become, through his employment with UOL, acquainted with the identities of the clients and customers of UOL, and has acquired and will continue to acquire access to the techniques of UOL in carrying on its business, as well as other confidential and proprietary information; and

         WHEREAS, the parties hereto acknowledge that the Covenants set forth in
Section 8 of this Agreement are necessary for the reasonable and proper protection of UOL's confidential and proprietary information (as defined herein), customer relationships, and the goodwill of UOL's business, and that such Covenants constitute a material portion of the consideration for Tyson's employment hereunder.

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Term. UOL agrees to employ Tyson, and Tyson agrees to be employed, as President and Chief Operating Officer of UOL, or in such other management position as the Board of Directors may from time to time assign, for a term of two (2) years commencing July 1, 1996 and ending June 30, 1998 (the "Initial Term"), unless such employment is sooner terminated as provided herein.

         2. Renewal Terms. Unless either party provides written notice to the other of its/his intention not to renew this Agreement at least sixty (60) days prior to the expiration of the Initial Term (or then-current renewal term hereof), this






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Agreement shall be automatically renewed for consecutive additional one (1) year renewal terms, subject to the termination provisions set forth in Section 7 hereof.

         3. Compensation. In consideration of Tyson's services as President and Chief Operating Officer (or any other capacity in which Tyson may be employed by UOL), UOL shall pay Tyson a minimum annual base salary of Two Hundred Ten Thousand Dollars ($210,000.00) per annum, payable in equal monthly installments in accordance with UOL's normal payroll practices, plus an annual performance bonus of up to fifty percent (50%) of Tyson's base salary in an amount to be determined by the Board of Directors of UOL in its sole discretion, based upon the growth rate in revenues and earnings of UOL during the term hereof. Tyson's total compensation shall be reviewed by the Board of Directors of UOL on an annual basis during the term hereof (including renewal terms) and may be increased as UOL deems appropriate in its sole discretion.

         4. Employee Benefits; Vacation. During the term of this Agreement, Tyson shall be eligible to receive and/or participate in all employee benefits that are offered by UOL to its executive employees, including, without limitation, major medical, dental, and long term disability insurance coverage for Tyson. During the term hereof, Tyson shall be entitled to receive up to three (3) weeks (i.e., fifteen (15) days) of paid vacation per calendar year. Up to five (5) days of accrued but unused vacation may be carried over by Tyson from one calendar year to the next.

         5. Reimbursement of Expenses. Tyson is authorized to incur reasonable expenses in connection with the business of UOL including expenses for travel and similar items. UOL will reimburse Tyson for all such reasonable expenses upon itemized account of expenditures.

         6. Illness or Disability. Tyson shall receive full compensation for any period of illness or disability during the term of this Agreement until such time as he receives benefits under the long term disability insurance coverage referred to in paragraph 4, supra. Notwithstanding the foregoing, UOL shall have the right to terminate this Agreement without further obligation to Tyson if such illness or disability shall be of such a character as totally to disable Tyson from rendering any services to UOL for a period of more than six (6) consecutive months on giving at least thirty (30) days' written notice of intention to do so.

         7. Termination of Employment. Tyson's employment hereunder is employment at will, and either UOL or Tyson may terminate this Agreement and Tyson's employment at any time, with or without cause. For purposes of this Agreement, notice of intent not to renew this Agreement given by UOL to Tyson shall not be deemed a termination hereof.






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                  a.  Severance  Benefit  Payable.   If  Tyson  terminates  this
Agreement for Good Reason (as defined below), or if UOL terminates the Agreement other than (i) for Cause (defined below) or (ii) due to Tyson's Disability as described in Section 6 hereof, Tyson shall be entitled to receive, as his exclusive remedy for such termination, the severance benefit set forth in subsection 7d hereof (the "Severance Benefit"). Such Severance Benefit shall be payable to Tyson in equal monthly installments consistent with UOL's standard payroll practices, the first of such installments to be due within thirty (30) days after termination hereof. In order, however, to invoke termination for "Good Reason" hereunder, Tyson must communicate such termination in advance and by written notice UOL, which written notice (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Tyson's employment under the provision so indicated and (iii) specifies the termination date (which date shall not be more than thirty (30) days after the giving of such notice).

                  b. Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) any material change in Tyson's duties, titles, authority or position with UOL, excluding any isolated, unsubstantial or inadvertent action not taken in bad faith and which is remedied by UOL promptly after receipt of notice thereof given by Tyson, (ii) any material reduction in Tyson's base salary below the amount in effect as of the date hereof, or (iii) any purported termination by UOL of Tyson's employment other than for Cause; provided, however, that no severance benefit shall be payable to Tyson based upon a termination of this Agreement for Good Reason unless such termination is properly noticed and takes effect within thirty (30) days after the occurrence of such Good Reason.

                  c. Cause. For purposes of this Agreement, "Cause" shall mean mismanagement, drug or alcohol abuse, conviction of a felony or crime involving moral turpitude, a material breach of this Agreement, or any willful or grossly negligent act or omission by Tyson having a material adverse effect on UOL, as determined by no less than a majority of the Board of Directors.

                  d. Amount of Severance Benefit. The amount of the Severance Benefit shall equal nine (9) months of Tyson's Base Salary, less applicable withholdings for taxes.

         8.       Restrictive Covenants.

                  a. Noncompetition. Tyson agrees that during, and for a period of two (2) years after, the later of termination or expiration of this Agreement and his employment with UOL, he will not, directly or indirectly, on his own behalf or on behalf of any other individual or entity:






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                  (1)      become  an  officer,   employee,   director,   agent,
                           representative, member, associate or consultant of a corporation, partnership, firm or other entity, or

                  (2) have, directly or indirectly, a proprietary interest in any business, firm, partnership, or other entity, or act as contractor, or

                  (3)      own,   directly  or   indirectly,   any  stock  in  a
                           corporation

that engages in any business which is the same as or similar to that in which UOL is engaged or shall be engaged upon the termination of Tyson's employment with UOL, or renders any services that are the same as or similar to those services currently provided by UOL, or which UOL is providing as of the date of termination of Tyson's employment with UOL, and shall not in any other manner, directly or indirectly, compete to any extent with such business of UOL. Notwithstanding the foregoing, Tyson shall not be bound by the terms of this subsection 8a if the Agreement is terminated by UOL and such termination is without Cause as defined herein.

                  b. Nonsolicitation. During Tyson's employment with UOL, and for the two (2) year period of time described in Section 8a hereof, Tyson agrees not to solicit or conduct business with any client or customer of UOL (past or present), whether or not UOL is doing work for such client or customer as of the date of termination of Tyson's employment with UOL, as well as any prospective client or customer of UOL, or to contact, solicit, interfere with or attempt to entice in any form, fashion or manner any employee of UOL for the purpose of inducing that employee to terminate his/her employment with UOL or act in any way that would be contrary to the best interests of UOL.

                  c. Nondisclosure. During and after Tyson's employment with UOL, Tyson agrees not to disclose, or to knowingly allow any other employee to disclose, to any other person or business entity, or use for personal profit or gain, any confidential or proprietary information of UOL, regardless of whether the same shall be or may have been originated, discovered or invented by Tyson or by Tyson in conjunction with others. For purposes of this Agreement, the term "confidential or proprietary information" shall include, without limitation: the names, addresses and telephone numbers of past, present and prospective clients or customers of UOL, as well as products, designs, business plans, proposed business development, marketing strategies, customers requirements, contractual provisions, employee capabilities, proposed marketing initiatives, pricing methods, company earnings, computer software and reporting systems; and the procedures, systems and business methods of UOL.






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                  d. Geographic Scope of Restrictive  Covenants.  The geographic area in which Tyson shall not engage in any of the prohibited activities listed in subsections 8a and 8b hereof shall be limited to: (a) the continental United States; (b) the State of California; (c) the State of Texas; (d) the State of Virginia; (e) all other states in which UOL has customers or otherwise conducts business; (f) the area within a 50 mile radius of UOL's place of business in Falls Church, Virginia; and (g) the area within a 50 mile radius of Waxahachie, Texas.

                  e. Additional Consideration. As additional consideration for Tyson's agreement to be bound by the terms of this Section 8, Tyson shall receive from UOL a lump sum payment of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) (the "Additional Consideration"). Tyson hereby acknowledges that he would not be entitled to receive the Additional Consideration but for his agreement to be bound by the provisions of this Section 8.

         9. Remedies for Breach. Tyson hereby acknowledges and agrees that a violation of any of the covenants set forth in Section 8 hereof (the "Covenants") would result in immediate and irreparable harm to UOL, and that UOL's remedies at law, including, without limitation, the award of money damages, would be inadequate relief to UOL for any such violation. Therefore, any violation or threatened violation by Tyson of the Covenants shall give UOL the right to enforce such Covenants through specific performance, temporary restraining order, preliminary or permanent injunction, and other equitable relief. Such remedies shall be cumulative and in addition to any other remedies UOL may have, at law or in equity.

         10. Notice of Subsequent Employment; Etc. Tyson agrees that he shall, during the two (2) year period following the termination of his employment with UOL, give reasonable written notice to UOL of the names and addresses of each person, firm, corporation or other entity by whom he is employed or for whom he acts as director, agent, representative, member, associate or consultant. Tyson further agrees that if at any time during such two (2) year period he conducts business on his own account, or through a proprietary interest in any business, firm, partnership or other entity, or as contractor, or owns any stock in a corporation, Tyson shall give written notice to UOL of the name, address and nature of any such business.

         11.      Return of UOL Property; Assignment of Inventions.

                  a. Return of Property. Upon the termination of Tyson's employment with UOL for any reason, Tyson shall leave with or return to UOL all personal property belonging to UOL ("UOL Property") that is in Tyson's possession or control as of the date of such termination of employment, including, without limitation, all records, papers, drawings, notebooks, specifications, marketing materials, software, reports,




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proposals,  equipment,  or any other  device,  document or  possession,  however obtained, whether or not such UOL Property contains confidential or proprietary information of UOL as described in Section 8c hereof.

                  b. Assignment of Inventions. If at any time or times during Tyson's employment, Tyson shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (a) relates to the business of UOL or any of the products or services being developed, manufactured or sold by UOL or that may be used in relation therewith, (b) results from tasks assigned him by UOL or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by UOL, such
Developments and the benefits thereof shall immediately become the sole and absolute property of UOL and its assigns, and Tyson shall promptly disclose to UOL (or any persons designated by it) each such Development and hereby assigns any rights Tyson may have or acquire in the Developments and benefits and/or rights resulting therefrom to UOL and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to UOL.

                  Upon disclosure of each Development to UOL, Tyson will, during his employment and at any time thereafter, at the request and expense of UOL, sign, execute, make and do all such deeds, documents, acts and things as UOL and its duly authorized agents may reasonably require:

                           (i) to apply for, obtain and vest in the name of UOL alone (unless UOL otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                           (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

               In the event UOL is unable, after reasonable effort, to secure Tyson's signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Tyson's physical or mental incapacity or for any other reason, Tyson hereby irrevocably designates and appoints UOL and





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


its duly authorized officers and agents as Tyson's agents and attorneys-in-fact, to act for and in behalf of Tyson and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Tyson.

                  12. Survival. The provisions of Sections 8, 9, 10 and 11 hereof shall survive the termination of this Agreement, regardless of the manner or cause of such termination.

                  13. Effect of Agreement. This Agreement sets forth the final and complete Agreement of the parties. It shall not be assigned by Tyson and may not be modified except by way of a writing executed by both parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

                  14. Governing Law. The provisions of this Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their seals affixed hereto as of the day and year first above written.

                                             UNIVERSITY ONLINE, INC.


                                             By: ______________________________
Corporate Seal                               Name:_____________________________
                                             Title:____________________________

Attest: ____________________
           Secretary




                                             ____________________________(SEAL)
                                             Carl N. Tyson






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